SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
1933

                                RIGL CORPORATION
           ______________________________________________________
           (Exact name of Registrant as specified in its charter)

                 NEVADA                          85-0206668
           ________________________      ________________________
            (State of Incorporation)       (I.R.S. Employer ID No.)

                       7501 North 16th Street, Suite 200
                            Phoenix, Arizona  85020
                      ____________________________________
                         (Address of Principal Offices)

                             1998 Stock Option Plan
                          ____________________________
                            (Full Title of the Plan)

                                William L. Dempsey
                                5405 West Flamingo
                               Las Vegas, NV  89103
                     _______________________________________
                     (Name and address of Agent for Service)

                                 (702) 873-7474
                     _______________________________________
                     (Telephone number of Agent for Service)

                        CALCULATION OF REGISTRATION FEE

Title of        Amount of    Price      Maximum      Registration
Securities      Securities   Per Share  Offering     Fee
                Registered

Common Stock(1) 1,500,000    $2.00(2)   $3,000,000   $909.00

  (1)  Issuable pursuant to options granted pursuant to the Plan.
  (2)  Estimated Price in accordance with Rule 457(h).

                                  PART I
           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information related to the 1998 Stock Option Plan (the "Plan") which is being filed as an exhibit to this Registration Statement (the "Registration Statement") and documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, which taken together constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act of 1933 (the "Securities Act") will be sent or given to the participant by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

Item 2. Registrant Information and Employee Plan Annual Information.

As required by this Item, the Registrant shall provide to the participant a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference in Item 3 of Part II hereof and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act. The statement shall include the address listing the title or department and telephone number to which the request is to be directed.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant incorporates the following documents filed with the Securities and Exchange Commission by reference in this Registration Statement:

(a) The Registrant's Registration Statement on Form 10-SB dated May 6, 1998. SEC File No. 0-24217.

(b) All other documents filed by Registrant after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15
(d) of the Securities Exchange Act of 1934, (the Exchange Act) are incorporated by reference herein and into the Section 10 Prospectus to be a part thereof from the date of filing of such documents.

Item 4. Description of Securities:
        Not Applicable.

Item 5. Interest of Named Experts and Counsel:
        Not applicable.

Item 6. Indemnification of Officers and Directors.

Article 5.1 of the Company's By-laws provides that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person for whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.

Item 7. Exemption from Registration Claimed:
        Not applicable.

Item 8. Exhibits.

     5.1 Opinion of CAIRNS, DWORKIN & CHAMBERS, P.C. regarding legality of shares being issued.

    23.1  Consent of CAIRNS, DWORKIN & CHAMBERS, P.C., (see Opinion).

    23.2  Consent of Billie J. Allred, Certified Public Accountant.

    99.1  1998 Stock Option Plan.

Item 9. Undertakings:

(a) The undersigned Registrant hereby undertakes:

    (1) To File, during any period in which offers or sales are being made, a post-effective amendment to the Registration
Statement:

         (i)   To include any prospectus required by Section
               10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement;

         (iii) To include any material information with respect to the Plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended that are incorporated by reference into this Registration Statement.

    (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, Arizona on this 6th day of July, 1998.

RIGL CORPORATION

By: /s/ Kevin L. Jones
        Kevin L. Jones, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Date: July 6, 1998
By: /s/ Kevin L. Jones
        Kevin L. Jones
On behalf of the Registrant and as Director, and President


Date: July 6, 1998

By: /s/ William D. O'Neal
        William D. O'Neal, Esq.
On behalf of the Registrant and as Senior Vice President, General Counsel and Director

Date: July 6, 1998

By: /s/ Walter Vogel
        Walter Vogel
On behalf of the Registrant and as Director


Date: July 6, 1998

By: /s/ Harold Roberts
        Harold Roberts
On behalf of the Registrant and as Director


Date: July 6, 1998

By: /s/ Tennessee Webb
        Tennessee Webb
On behalf of the Registrant and as Director

Date: July 6, 1998

By: /s/ John A. Williams
        John A. Williams
On behalf of the Registrant and as Chief Financial Officer

                        CAIRNS, DWORKIN & CHAMBERS, P.C.
                       3900 EAST MEXICO AVE., SUITE 1300
                                DENVER, CO 80127
                                 (303)584-0990
                               (303)584-0995(FAX)

RIGL Corporation
7501 N. 16th Street, Suite 200
Phoenix, AZ 85020

RE:   RIGL Corporation Registration Statement on Form S-8

Gentlemen:

     You have requested our opinion as to the legality of the issuance by RIGL Corporation, (the "Company") of up to 1,000,000 shares of Common Stock (the "Shares") pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed on or before July 15, 1998.

   Pursuant to your request I have reviewed and examined: (1) the Articles of Incorporation of the Company, as amended (the "Articles"); (2) the Bylaws of the Company, as certified by the Secretary of the Company; (3) the minute book of the Company; (4) a copy of certain resolutions of the Board of Directors of the Company; (5) the Registration Statement; (6) the Company's Stock Option Plan covered by the Registration Statement; and (7) such other matters as deemed relevant in order to issue this opinion.

   Based upon the foregoing, and subject to the qualifications set forth below, I am of the opinion that the Shares, if issued as described in the Registration Statement will have been duly authorized, legally issued, fully paid and non-assessable. This opinion is furnished by me as counsel to the Company and is solely for your benefit. Neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part to any governmental agency or other person without our prior written consent. My opinion is subject to the qualification that no opinion is expressed herein as to the application of state securities or Blue Sky laws.

   Notwithstanding the above, I consent to the use of this opinion in the Registration Statement. In giving my consent, no concession is intended that this Opinion comes within the category of persons whose consent is required under Section 7 of the Securities and Exchange Commission promulgated thereunder.

Sincerely,
CAIRNS, DWORKIN & CHAMBERS, P.C.

/s/ Bradford J. Lam
    Bradford J. Lam

June 26, 1998

Billie J. Allred
365 South 600 East  (Alder Lane)
P.O. Box 1142
Pima, Arizona 85543

Mr. John Williams
RIGL Corporation
7501 N. 16th St., Suite 200
Phoenix, Arizona 85020

Dear Mr. Williams:

     I consent to the inclusion in the Form S-8 of RIGL Corporation dated on or about July 6, 1998 of my Audit Report dated January
6, 1998 with respect to the financial statements of Renaissance International Group, Ltd. as of September 30, 1997 and for the three years then ended.

Yours truly,

/s/ Billie J. Allred
    Billie J. Allred

                             1998 STOCK OPTION PLAN


1. PURPOSE

The purposes of the 1998 Stock Option Plan ("Plan") of RIGL Corporation, a Nevada corporation are to attract and retain the best available employees and directors of any parent or subsidiary or affiliate which now exists or hereafter is organized or acquired by or acquires RIGL Corporation (collectively or individually as the context requires the "Company") as well as appropriate third parties who can provide valuable services to the Company, to provide additional incentive to such persons and to promote the success of the business of the Company. This Plan is intended to comply with Rule 16b-3 under
Section 16 of the Securities Exchange Act of 1934, as amended or any successor rule ("Rule 16b-3"), and the Plan shall be construed, interpreted and administered to comply with Rule 16b-3.

2. DEFINITIONS

(a) "Affiliate" means any corporation, partnership, joint venture or other entity, domestic or foreign, in which the Company, either directly or through another affiliate or affiliates, has a 50% or more ownership interest.

(b) "Affiliated Group" means the group consisting of the Company and any entity that is an "affiliate," a "parent" or a "subsidiary" of the Company.

(c) "Board" means the Board of Directors of the Company.

(d) "Committee" means the Compensation or Stock Option Committee of the Board (as designated by the Board), if such a committee has been appointed.

(e) "Code" means the United States Internal Revenue Code of 1986, as amended.

(f) "Incentive Stock Options" means options intended to qualify as incentive stock options under Section 422 of the Code, or any successor provision.

(g) "ISO Group" means the group consisting of the Company and any corporation that is a "parent" or a "subsidiary" of the Company.

(h) "Nonemployee Director" means a director of the Company who is not an employee of the Company or any Affiliated Group Member.

(i) "Nonqualified Stock Options" means options that are not intended to qualify for favorable income tax treatment under Sections 421 through 424 of the Code.

(j) "Parent" means a corporation that is a "parent" of the Company within the meaning of Code Section 424(e).

(k) "Section 16" means Section 16 of the Securities Exchange Act of 1934, as amended.

(l) "Subsidiary" means a corporation that is a "subsidiary" of the Company within the meaning of Code Section 424(f).

3. INCENTIVE AND NON-QUALIFIED STOCK OPTIONS

Two types of options (referred to herein as "options," without distinction between such two types) may be granted under the Plan:

   Incentive Stock Options and Nonqualified Stock Options.

4. ELIGIBILITY AND ADMINISTRATION

(a). Eligibility. The following individuals shall be eligible to receive grants pursuant to the Plan as follows:

     (i) Any employee (including any officer or director who is an employee) of the Company or any ISO Group member shall be eligible to receive either Incentive Stock Options or Nonqualified Stock Options under the Plan. An employee may receive more than one option under the Plan.

    (ii) Any director of the Company or consultant to the Company who is not an employee of the Company or any of its subsidiaries shall be eligible to receive Nonqualified Stock Options under the Plan.

   (iii) Any other individual whose participation the Board or the Committee determines is in the best interests of the Company shall be eligible to receive Nonqualified Stock Options.

(b) Administration. The Plan may be administered by the Board or by a Committee appointed by the Board which is constituted so to permit the Plan to comply under Rule 16b-3 and 162(m) of the Code. The Company shall indemnify and hold harmless each director and Committee member for any action or determination made in good faith with respect to the Plan or any option. Determinations by the Committee or the Board shall be final and conclusive upon all parties.

5. SHARES SUBJECT TO OPTIONS

The stock available for grant of options under the Plan shall be shares of the Company's authorized but unissued or reacquired voting common stock. The aggregate number of shares that may be issued pursuant to exercise of options granted under the Plan shall be 1,500,000 shares; provided, however, that, in any one calendar year, no individual may receive grants of options covering more than 250,000 shares. If any outstanding option grant under the Plan for any reason expires or is terminated, the shares of common stock allocable to the unexercised portion of the option grant shall again be available for options under the Plan as if no options had been granted with respect to such shares.

6. TERMS AND CONDITIONS OF OPTIONS

Option grants under the Plan shall be evidenced by agreements in such form and containing such provisions as are consistent with the Plan as the Board or the Committee shall from time to time approve. Each agreement shall specify whether the option(s) granted thereby are Incentive Stock Options or Nonqualified Stock Options. Such agreements may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the following terms and conditions:

(a) Shares Granted. Each option grant agreement shall specify the number of Incentive Stock Options and/or Nonqualified Stock Options being granted; one option shall be deemed granted for each share of stock. In addition, each option grant agreement shall specify the exercise rights and/or vesting schedule of such options, if any.

(b) Purchase Price.  The purchase price for a share subject to
(i) a Nonqualified Stock Option may be any amount determined in good faith by the Committee, and (ii) an Incentive Stock Option shall not be less than 100% of the fair market value of the share on the date the option is granted, provided, however, the option price of an Incentive Stock Option shall not be less than 110% of the fair market value of such share on the date the option is granted to an individual then owning (after the application of the family and other attribution rules of Section 424(d) or any successor rule of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any ISO Group member. For purposes of the Plan, "fair market value" at any date shall be (i) the reported closing price of such stock on the New York Stock Exchange or other established stock exchange or NASDAQ National Market on such date, or if no sale of such stock shall have been made on that date, on the preceding date on which there was such a sale, (ii) if such stock is not then listed on an exchange or the NASDAQ National Market, the last trade price per share for such stock in the over-the-counter market as quoted on NASDAQ or the pink sheets or successor publication of the National Quotation Bureau on such date, or
(iii) if such stock is not then listed or quoted as referenced above, an amount determined in good faith by the Board or the Committee.

(c) Termination. Unless otherwise provided herein or in a specific option grant agreement which may provide for accelerated vesting and/or longer or shorter periods of exercisability, no option shall be exercisable after the expiration of the earliest of
     (i) in the case of an Incentive Stock Option:

          (1) Five (5) years from the date the option is granted, or three (3) years from the date the option is granted to an individual owning (after the application of the family and other attribution rules of Section 424(d) of the Code) at the time such option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any ISO Group member,

          (2) three months after the date the optionee ceases to perform services for the Company or any ISO Group member, if such cessation is for any reason other than death, disability (within the meaning of Code Section 22(e)(3)), or cause,

          (3) one year after the date the optionee ceases to perform services for the Company or any ISO Group member, if such cessation is by reason of death or disability (within the meaning of Code Section 22(e)(3)), or

          (4) the date the optionee ceases to perform services for the Company or any ISO Group member, if such cessation is for cause, as determined by the Board or the Committee in its sole discretion;

     (ii)in the case of a Nonqualified Stock Option;

          (1) 10 years from the date the option is granted,

          (2) two years after the date the optionee ceases to perform services for the Company or any Affiliated Group member, if such cessation is for any reason other than death, permanent disability, retirement or cause,

          (3) three years after the date the optionee ceases to perform services for the Company or any Affiliated Group member, if such cessation is by reason of death, permanent disability or retirement, or

          (4) the date the optionee ceases to perform services for the Company or any Affiliated Group member, if such cessation is for cause, as determined by the Board or the Committee in its sole discretion;

provided, that, unless otherwise provided in a specific option grant agreement, an option shall only be exercisable for the periods above following the date an optionee ceases to perform services to the extent the option was exercisable on the date of such cessation.

(d) Method of Payment. The purchase price for any share purchased pursuant to the exercise of an option granted under the Plan shall be paid in full upon exercise of the option by any of the following methods, (i) by cash, (ii) by check, or (iii) to the extent permitted under the particular grant agreement, by transferring to the Company shares of stock of the Company at their fair market value as of the date of exercise of the option as determined in accordance with paragraph 6(b), provided that the optionee held the shares of stock for at least six months. Notwithstanding the foregoing, the Company may arrange for or cooperate in permitting broker-assisted zero cash exercise procedures. The Company may also extend and maintain, or arrange for the extension and maintenance of, credit to an optionee to finance the optionee's purchase of shares pursuant to the exercise of options, on such terms as may be approved by the Board or the Committee, subject to applicable regulations of the Federal Reserve Board and any other applicable laws or regulations in effect at the time such credit is extended.

(e) Exercise. Except for options which have been transferred pursuant to paragraph 6(f), no option shall be exercisable during the lifetime of an optionee by any person other than the optionee, his or her guardian or legal representative. The Board or the Committee shall have the power to set the time or times within which each option shall be exercisable and to accelerate the time or times of exercise; provided, however, no options may be exercised prior to the later of the expiration of six months from the date of grant thereof or stockholder approval, unless otherwise provided by the Board or Committee. To the extent that an optionee has the right to exercise one or more options and purchase shares pursuant thereto, the option(s) may be exercised from time to time by written notice to the Company stating the number of shares being purchased and accompanied by payment in full of the purchase price for such shares. Any certificate for shares of outstanding stock used to pay the purchase price shall be accompanied by a stock power duly endorsed in blank by the registered owner of the certificate (with the signature thereon guaranteed). If the certificate tendered by the optionee in such payment covers more shares than are required for such payment, the certificate shall also be accompanied by instructions from the optionee to the Company's transfer agent with respect to the disposition of the balance of the shares covered thereby.

(f) Non-transferability. No option shall be transferable by an optionee otherwise than by will or the laws of descent and distribution, provided that the Committee in its discretion may grant options that are transferable, without payment of consideration, to immediate family members of the optionee or to trusts or partnerships for such family members; the Committee may also amend outstanding options to provide for such transferability.

(g) ISO 250,000 Share Limit. If required by applicable tax rules regarding a particular grant, to the extent that the aggregate fair market value (determined as of the date an Incentive Stock Option is granted) of the shares with respect to which an Incentive Stock Option grant under this Plan (when aggregated, if appropriate, with shares subject to other Incentive Stock Option grants made before said grant under this Plan or another plan maintained by the Company or any ISO Group member) is exercisable for the first time by an optionee during any calendar year may not exceed 250,000 shares (or such other limit as is prescribed by the Code), such option grant shall be treated as a grant of Nonqualified Stock Options pursuant to Code Section 422(d).

(h) Investment Representation. Unless the shares of stock covered by the Plan have been registered with the Securities and Exchange Commission pursuant to Section 5 of the Securities Act of 1933, as amended, each optionee by accepting an option grant represents and agrees, for himself or herself and his or her transferees by will or the laws of descent and distribution, that all shares of stock purchased upon the exercise of the option grant will be acquired for investment and not for resale or distribution. Upon such exercise of any portion of any option grant, the person entitled to exercise the same shall upon request of the Company furnish evidence satisfactory to the Company (including a written and signed representation) to the effect that the shares of stock are being acquired in good faith for investment and not for resale or distribution. Furthermore, the Company may if it deems appropriate affix a legend to certificates representing shares of stock purchased upon exercise of options indicating that such shares have not been registered with the Securities and Exchange Commission and may so notify its transfer agent.

(i) Rights of Optionee. An optionee or transferee holding an option grant shall have no rights as a stockholder of the Company with respect to any shares covered by any option grant until the date one or more of the options granted thereunder have been properly exercised and the purchase price for such shares has been paid in full. No adjustment shall be made for dividends (ordinary or extraordinary, whether cash, securities or other property) or distributions or other rights for which the record date is prior to the date such share certificate is issued, except as provided for in paragraph 6(k). Nothing in the Plan or in any option grant agreement shall confer upon any optionee any right to continue performing services for the Company or any Affiliated Group member, or interfere in any way with any right of the Company or any Affiliated Group member to terminate the optionee's services at any time.

(j) Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of an option. The value of any fractional share subject to an option grant shall be paid in cash in connection with an exercise that results in all full shares subject to the grant having been exercised.

(k) Reorganizations, Etc. Subject to paragraph 9 hereof, if the outstanding shares of stock of the class then subject to this Plan are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities, as a result of one or more reorganizations, stock splits, reverse stock splits, stock dividends, spin-offs, other distributions of assets to stockholders, appropriate adjustments shall be made in the number and/or type of shares or securities for which options may thereafter be granted under this Plan and for which options then outstanding under this Plan may thereafter be exercised.
Any such adjustments in outstanding options shall be made without changing the aggregate exercise price applicable to the unexercised portions of such options.

(l) Option Modification. Subject to the terms and conditions and within the limitations of the Plan, the Board or the Committee may modify, extend or renew outstanding options granted under the Plan, or accept the surrender of outstanding options (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification of an option (either directly or through modification of the Plan) shall, without the consent of the optionee, alter or impair any rights of the optionee under the option. Notwithstand-ing anything herein to the contrary, the Board or Committee may not reprice outstanding options nor may the Board or the Committee accept the surrender of outstanding options in conjunction with a grant of new options in substitution therefor at an exercise price lower than the price of the options surrendered, and this sentence may not be amended without consent of the Board and ratification by the Company's stockholders.

(m) Grants to Foreign Optionees. The Board or the Committee in order to fulfill the Plan purposes and without amending the Plan may modify grants to optionees who are foreign nationals or performing services for the Company or an Affiliated Group member outside the United States to recognize differences in local law, tax policy or custom.

(n) Other Terms. Each option grant agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board or the Committee, such as without limitation discretionary performance standards, tax withholding provisions, or other forfeiture provisions regarding competition and confidential information.

7. TERMINATION OR AMENDMENT OF THE PLAN

The Board may at any time terminate or amend the Plan; provided, that stockholder approval shall be obtained of any action for which stockholder approval is required in order to comply with Rule 16b-3, the Code or other applicable laws or regulatory requirements within such time periods prescribed.

8. STOCKHOLDER APPROVAL AND TERM OF THE PLAN

The Plan shall be effective as of May 4, 1998, the date as of which it was adopted by the Board, subject to ratification by the stockholders of the Company within (each of) the time period(s) prescribed under Rule 16b-3, the Code, and any other applicable laws or regulatory requirements, and shall continue thereafter until terminated by the Board. Unless sooner terminated by the Board, in its sole discretion, the Plan will expire on July 1, 2003, solely with respect to the granting of Incentive Stock Options or such later date as may be permitted by the Code for Incentive Stock Options, provided that options outstanding upon termination or expiration of the Plan shall remain in effect until they have been exercised or have expired or been forfeited.

9. MERGER, CONSOLIDATION OR REORGANIZATION

In the event of a merger, consolidation or reorganization with another corporation in which the Company is not the surviving corporation, the Board, the Committee (subject to the approval of the Board) or the board of directors of any corporation assuming the obligations of the Company hereunder shall take action regarding each outstanding and unexercised option pursuant to either clause (a) or (b) below:

(a) Appropriate provision may be made for the protection of such option by the substitution on an equitable basis of appropriate shares of the surviving corporation, provided that the excess of the aggregate fair market value (as defined in paragraph 6(b)) of the shares subject to such option immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to option immediately after such substitution over the exercise price thereof; or

(b) Appropriate provision may be made for the cancellation of such option. In such event, the Company, or the corporation assuming the obligations of the Company hereunder, shall pay the optionee an amount of cash (less normal withholding taxes) equal to the excess of the highest fair market value (as defined in paragraph 6(b)) per share of the Common Stock during the 60-day period immediately preceding the merger, consolidation or reorganization over the option exercise price, multiplied by the number of shares subject to such options (whether or not then exercisable).

10. DISSOLUTION OR LIQUIDATION

Anything contained herein to the contrary notwithstanding, on the effective date of any dissolution or liquidation of the Company, the holder of each then outstanding option (whether or not then exercisable) shall receive the cash amount described in paragraph 9(b) hereof and such option shall be canceled.

11. ACCELERATION OF EXERCISABILITY AND VESTING UNDER CERTAIN
CIRCUMSTANCES

Notwithstanding any provision in the Plan to the contrary, unless the particular letter of grant provides otherwise, 75% of the unvested options held by each optionee shall automatically become exercisable and vested upon the occurrence, before the expiration or termination of such option, of the acquisition by a third party of 100% of the Company's outstanding equity securities, a merger in which the Company is not the surviving corporation, a sale of all or substantially all of the Company's assets, or a similar reorganization of the Company (collectively, "Accelerating Events"). The balance of each optionee's unvested options will vest and become exercisable in 12 equal monthly installments following the occurrence of any Accelerating Event, or according to the optionee's individual vesting schedule as applicable without regard to this Section 11, whichever is earlier. If an optionee loses his position with the Company as a result of or subsequent to the occurrence of an Accelerating Event, 100% of the unexpired and unvested options granted pursuant to this Plan held by such optionee shall automatically become vested upon such loss of position.

12. WITHHOLDING TAXES

(a) General Rule. Pursuant to applicable federal and state laws, the Company is or may be required to collect withholding taxes upon the exercise of an option. The Company may require, as a condition to the exercise of an option or the issuance of a stock certificate, that the optionee concurrently pay to the Company (either in cash or, at the request of optionee but in the discretion of the Board or the Committee and subject to such rules and regulations as the Board or the Committee may adopt from time to time, in shares of Common Stock of the Company) the entire amount or a portion of any taxes which the Company is required to withhold by reason of such exercise, in such amount as the Committee or the Board in its discretion may determine.

(b) Withholding from Shares to be Issued. In lieu of part or all of any such payment, the optionee may elect, subject to such rules and regulations as the Board or the Committee may adopt from time to time, or the Company may require that the Company withhold from the shares to be issued that number of shares having a fair market value (as defined in paragraph 6(b)) equal to the amount which the Company is required to withhold.

(c) Special Rule for Insiders. Any such request or election (to satisfy a withholding obligation using shares) by an individual who is subject to the provisions of Section 16 shall be made in accordance with the rules and regulations of the Securities and Exchange Commission promulgated thereunder.